Exhibit 5.16

RZB/774516-000003/31791567v2 Valaris Limited Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda

10 June 2022

Valaris Limited

We have acted as counsel as to British Virgin Islands law to Ensco International Ltd. ("EIL"), Ensco Management Corp. ("EMC"), Pride Global II Ltd. ("PGIIL") and Ensco Global IV Ltd. ("EGIVL" and together with EIL, EMC and PHIIL, the "Companies" and each a "Company") in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Valaris Limited (the "Issuer") to be filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") (including its exhibits, the "Registration Statement Amendment") for the purposes of, registering with the Commission under the U.S. Securities Act, the offering and resale to the public of common shares of the Issuer ("Issuer Common Shares") and senior secured first lien notes due 2028 issued by the Issuer pursuant to the terms of an indenture dated as of 30 April 2021 (as amended and supplemented from time to time) between, amongst others, the Issuer as the company thereunder, the guarantors listed on the signature pages thereto (including each Company) and Wilmington Savings Fund Society, FSB, in its capacity as Trustee (as defined therein) and in its capacity as First Lien Collateral Agent (as defined therein) (the "Indenture") and the other Transaction Documents (as defined below).

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement Amendment.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	In respect of each Company, the public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 9 June 2022, including the Company's Certificate of Incorporation, Certificate of Change of Name (where applicable) and its Memorandum and Articles of Association (the "Memorandum and Articles").

1.2	In respect of each Company, the records of proceedings available from a search of the electronic records maintained on the Judicial Enforcement Management System from 1 January 2000 and available for inspection on 9 June 2022 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3	In respect of each Company, the written resolutions of the board of directors of the Company dated 30 April 2021 (the "Resolutions").

1.4	Certificates of incumbency dated 31 May 2022 from CITCO B.V.I. Limited, the registered agent of each Company (the "Registered Agent Certificates").

1.5	A certificate of good standing with respect to each Company issued by the Registrar of Corporate Affairs dated 9 June 2022 (the "Certificates of Good Standing").

1.6	Certificates from a director of each Company, copies of which are attached to this opinion letter (the "Director's Certificates").

1.7	The transaction documents listed in Part 1 of the Schedule (the "New York Transaction Documents"), the transaction document listed in Part 2 of the Schedule (the "English Transaction Document" and together with the New York Transaction Documents, the "Foreign Transaction Documents") and the transaction documents listed in Part 3 of the Schedule (the "BVI Transaction Documents" and together with the Foreign Transaction Documents, the "Transaction Documents").

1.8	The Registration Statement Amendment.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registered Agent Certificates, the Director's Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	In respect of each Company, the Transaction Documents to which it is a party have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.2	In respect of each Company, the Transaction Documents to which it is a party are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York in the case of the New York Transaction Documents, the laws of England in the case of the English Transaction Document (such laws, as applicable, being herein referred to as the "Relevant Law"), the laws of the British Virgin Islands in the case of the BVI Transaction Documents and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

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2.3	In respect of each Company, the choice of the choice of the Relevant Law as the governing law of the Foreign Transaction Documents to which it is a party has been made in good faith and would be regarded as a valid and binding selection which will be upheld by (in the case of the applicable New York Transaction Documents) any U.S. federal or New York state court located in the City of New York, New York and any appellate court from any thereof, (in the case of the English Transaction Document (where the Company is a party to the English Transaction Document) the courts of England (where the courts of England exercise jurisdiction) and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands).

2.4	The governing law of the Wilmington Bank DACA (as defined in the Schedule) is State of New York law.

2.5	The choice of the British Virgin Islands law as the governing law of the BVI Transaction Documents has been made in good faith.

2.6	The Transaction Documents have been duly executed, dated and unconditionally delivered by all parties thereto.

2.7	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.8	All signatures, initials and seals are genuine.

2.9	In respect of each Company, that all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.10	The final execution version of each Transaction Document that is governed by the laws of the British Virgin Islands and that has been, or is to be, executed under seal or as a deed has been executed in a manner contemplated by the parties.

2.11	In respect of each Company, the capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents to which the Company is a party.

2.12	In respect of each Company, there is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law or pursuant to the Memorandum and Articles) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Transaction Documents to which it is a party.

2.13	Under the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands), including, without prejudice to the generality of the foregoing, the governing law and the law of situs of the property subject to the security interests created pursuant to the Foreign Law Security Documents (as defined in the Schedule) (the "Foreign Law Secured Property"), the Foreign Law Security Documents create a valid security interest over the Foreign Law Secured Property, any steps required as a matter of the Relevant Law or other relevant laws (other than the laws of the British Virgin Islands) to perfect such security interest or to regulate its ranking in order of priority have been taken and there are no prior encumbrances or interests over the Secured Property.

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2.14	The security interest created pursuant to the BVI Debenture (as defined in the Schedule) over assets of grantors of security thereunder (including each Company) situated outside of the British Virgin Islands, is a valid first priority security interest for the purpose of all applicable laws (other than the laws of the British Virgin Islands) and any steps required as a matter of any relevant laws (other than the laws of the British Virgin Islands) to perfect such security interest or to regulate its ranking in order of priority have been taken and there are no prior encumbrances or interests over such secured assets.

2.15	The shares in each Company (together, the "Secured Shares") which are the subject of the security interest created by the New York Security Document (as defined in the Schedule), the shares in EIL which are the subject of the security interest created by the EIL Share Mortgage (as defined in the Schedule), the shares in EMC which are the subject of the security interest created in the EMC Share Mortgage, the shares in PGIIL which are the subject of the security interest created in the PGIIL Share Mortgage and the shares in the shares in EGIVL which are the subject of the security interest created by the EGIVL Share Mortgage (as defined in the Schedule) are not listed on any stock exchange, are not subject to any liens or rights of forfeiture under the articles of association in force of the Company that issued the applicable Secured Shares and service of a stop notice in respect of any of the Secured Shares has not transpired in accordance with Part 49 of the Eastern Caribbean Supreme Court Civil Procedure Rules (As Revised).

2.16	The existence of the Secured Shares, that immediately prior to the creation of the security pursuant to the New York Security Document, the BVI Share Mortgages (as defined in the Schedule) each party expressed to be a grantor of security over Secured Shares was the legal and beneficial owner of the applicable Secured Shares and that no encumbrances or equities exist in respect of the Secured Shares (other than arising by virtue of the laws of the British Virgin Islands) and that there is no contractual or other prohibition (other than arising by virtue of the laws of the British Virgin Islands) binding on a grantor of security over Secured Shares preventing the grantor from creating the security interest over the applicable Secured Shares pursuant to the New York Security Document or the applicable BVI Share Mortgage.

2.17	As a matter of the Relevant Law the Foreign Law Security Documents create a valid and binding security interest over the Foreign Law Secured Property including, with respect to the New York Security Document, the Secured Shares.

2.18	None of the Secured Property save for the Secured Shares is situated in the British Virgin Islands or governed by British Virgin Islands law.

2.19	The existence of all secured assets under the Security Documents (as defined in the Schedule) (the "Secured Property"), that immediately prior to the creation of the security pursuant to the Security Documents each party expressed to be a grantor of security over any of the Secured Property was the legal and beneficial owner of that part of the Secured Property and that no encumbrances or equities exist in respect of any of the Secured Property (other than arising by virtue of the laws of the British Virgin Islands) and that there is no contractual or other prohibition (other than arising by virtue of the laws of the British Virgin Islands) binding on a grantor of security over any Secured Property preventing such grantor from creating the security interest over the applicable Secured Property pursuant to any of the Security Documents.

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2.20	No monies paid to or for the account of any party under the Transaction Documents represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act (As Revised)).

2.21	There is nothing contained in the minute book or corporate records of the Company (other than in those inspected by us pursuant to paragraph 1 hereof) which would or might affect the opinions set out below.

2.22	None of the parties to the Transaction Documents (other than each Company) is a company incorporated, or a partnership or foreign company registered, under applicable British Virgin Islands law and all the activities of such parties in relation to the Transaction Documents and any transactions entered into thereunder have not been and will not be carried on through a place of business in the British Virgin Islands.

2.23	In respect of each Company, prior to, at the time of, and immediately following execution of the Transaction Documents that such Company is a party to, such Company was, or will be, able to pay its debts as they fell, or fall, due, and the transactions to which the Transaction Documents that such Company is a party to relate will not cause such Company to become unable to pay its debts as they fall due.

2.24	In respect of each of EIL and EGIVL, the Company's entry into the Transaction Documents that the Company is a party to and the performance of the Company's obligations thereunder do not constitute a distribution for the purposes of section 56 of the Act (as defined below).

2.25	In respect of each of EMC and PGIIL, the Company's entry into the Transaction Documents that the Company is a party and the performance of the Company's obligations thereunder do not constitute a dividend for the purposes of paragraph 28 of Part IV of Schedule 2 of the Act.

2.26	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	In respect of each Company, the Company is a company limited by shares registered with limited liability under the BVI Business Companies Act (As Revised) (the "Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	In respect of each Company, the Company has all requisite capacity, power and authority under its Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents to which it is a party.

3.3	In respect of each Company, the execution, delivery and performance of the Transaction Documents that the Company is a party to have been authorised by and on behalf of the Company and, assuming such Transaction Documents have been executed and unconditionally delivered by any director of the Company for and on behalf of the Company, such Transaction Documents been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

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4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	In respect of each Company, the obligations assumed by the Company under the Transaction Documents to which it is a party will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the British Virgin Islands have jurisdiction to give judgment in the currency of the relevant obligation;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	an agreement made by a person in the course of carrying on unauthorised financial services business is unenforceable against the other party under section 50F of the Financial Services Commission Act (As Revised);

(i)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(j)	the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents in matters where they determine that such proceedings may be tried in a more appropriate forum;

(k)	a person who is not a party to a Transaction Document that is governed by British Virgin Islands law will not have the benefit of and will not be able to enforce its terms;

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(l)	any provision of a Transaction Document that is governed by British Virgin Islands law which expresses any matter to be determined by future agreement may be void or unenforceable;

(m)	we reserve our opinion as to the enforceability of the relevant provisions of a Transaction Document to the extent that it purports to grant exclusive jurisdiction as there may be circumstances in which the courts of the British Virgin Islands would accept jurisdiction notwithstanding such provisions; and

(n)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Transaction Documents whereby the Company covenants to restrict the exercise of powers specifically given to it under the Act including, without limitation, the power to increase its maximum number of shares, amend its memorandum and articles of association or present a petition to a British Virgin Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of enforcement of the Transaction Documents.

4.3	In respect of each Company, to maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.4	All transfers of shares and any alteration in the status of the members of a company incorporated or registered under British Virgin Islands law that take place after the commencement of the liquidation of that company under the Insolvency Act will be void unless a court of the British Virgin Islands consents.

4.5	Where the governing law of a mortgage or charge of shares in a British Virgin Islands company is not the law of the British Virgin Islands: (a) the mortgage or charge shall be in compliance with the requirements of its governing law in order for the mortgage or charge to be valid and binding on the company; and (b) the remedies available to a mortgagee or chargee shall be governed by the governing law and the instrument creating the mortgage or charge save that the rights between the mortgagor or mortgagee as a member of the company and the company shall continue to be governed by the memorandum and the articles of association of the company and the Act.

4.6	If the New York Security Document constitutes a mortgage over the Secured Shares the courts of the British Virgin Islands would not recognise or enforce foreclosure (meaning the assumption by the mortgagee of beneficial ownership of the Secured Shares and the extinction of the mortgagor's equity of redemption therein) against the Secured Shares pursuant to any provision in the New York Security Document in the absence of foreclosure proceedings against the mortgagor in the courts of the British Virgin Islands, or a judgment in respect of the foreclosure proceedings against the mortgagor in the courts of another jurisdiction which the courts of the British Virgin Islands are prepared to enforce in accordance with the principles applicable to the enforcement of foreign judgments in the British Virgin Islands.

4.7	The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the British Virgin Islands by Orders of Her Majesty in Council and/or sanctions imposed by governmental or regulatory authorities or agencies in the British Virgin Islands under British Virgin Islands legislation.

4.8	A certificate, determination, calculation or designation of any party to the Transaction Documents as to any matter provided therein might be held by a British Virgin Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

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4.9	We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.10	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in a Transaction Document.

4.11	We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

4.12	We express no view as to the effect (if any) of any non-British Virgin Islands bankruptcy, insolvency or restructuring proceedings in any jurisdiction, including without limitation in respect of the Company.

This opinion letter is given as of the date shown. We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement Amendment and to the use of this opinion letter as an exhibit to the Registration Statement Amendment. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act.

We are aware that Gibson, Dunn & Crutcher LLP will rely as to matters of British Virgin Islands law on this opinion in rendering its opinions to you to be filed with the Registration Statement Amendment and we authorise them to so rely.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

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Schedule

Transaction Documents

Part 1 – New York Transaction Documents

1.	The Indenture.

2.	A collateral agency agreement dated as of 30 April 2021 between, amongst others, Valaris Limited, as a grantor, the other parties expressed to be guarantors thereunder (including each Company) Wilmington Savings Fund Society, FSB, in its capacity as Parity Lien Representative, Security Trustee and First Lien Collateral Agent (as those terms are defined therein) (the "Collateral Agency Agreement").

3.	A security agreement as of 30 April 2021 entered into by Valaris Limited, each of the other grantors thereunder (including each Company), Wilmington Savings Fund Society, FSB, as first lien collateral agent for the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "New York Security Agreement").

4.	A deposit account and sweep investment control agreement dated as of 30 April 2021 between Wilmington Savings Fund Society, FSB as agent, Wilmington Fargo Bank, National Association as the bank and each of the companies identified on schedule A thereto including EIL and PGIIL (the "Wilmington Bank DACA").

5.	A deposit account and control agreement dated as of 30 April 2021 between the parties listed therein as lien grantors (including EIL, PGIIL and EGIVL), Citibank, N.A. as depository bank, Wilmington Fargo Bank, National Association as secured party (the "Citibank DACA").

6.	A deposit account and control agreement dated as of 30 April 2021 between the parties listed therein as lien grantors including EMC, JPMorgan Chase Bank, N.A. as depository bank and secured party (the "JPM DACA").

Part 2 – English Transaction Document

7.	A debenture dated 30 April 2021 entered into by each of the entities listed therein as chargors including EIL and Wilmington Savings Fund Society, FSB, in its capacity as first lien collateral agent for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "English Transaction Document" and together with the New York Security Document, the "Foreign Law Security Documents").

Part 3 – BVI Transaction Documents

8.	A debenture dated 30 April 2021 entered into by each of the entities listed therein as chargors including each Company and Wilmington Savings Fund Society, FSB in its capacity as security trustee for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "BVI Debenture").

9.	An equitable mortgage over shares in EIL dated 30 April 2021 entered into between Ensco Global II Ltd. as mortgagor, EIL and Wilmington Savings Fund Society, FSB in its capacity as security trustee for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "EIL Share Mortgage").

10.	An equitable mortgage over shares in EMC dated 30 April 2021 entered into between Ensco Universal Holdings II Ltd. as mortgagor, EMC and Wilmington Savings Fund Society, FSB in its capacity as security trustee for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "EMC Share Mortgage").

11.	An equitable mortgage over shares in the Company dated 30 April 2021 entered into between Ensco Endeavors Limited as mortgagor, PGIIL and Wilmington Savings Fund Society, FSB in its capacity as security trustee for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "PGIIL Share Mortgage").

12.	An equitable mortgage over shares in EGIVL dated 30 April 2021 entered into between EIL as mortgagor, EGIVL and Wilmington Savings Fund Society, FSB in its capacity as security trustee for and on behalf of the Parity Lien Secured Parties (as defined in the Collateral Agency Agreement) (the "EGIVL Share Mortgage" and together with the EIL Share Mortgage, the EMC Share Mortgage and the PGIIL Share Mortgage, the "BVI Share Mortgages" and the EGIVL Share Mortgage together with the BVI Debenture and the Foreign Law Security Documents, the "Security Documents").

Ensco International Ltd.

Flemming House, P.O. Box 662, Road Town, Tortola, British Virgin Islands

Date: 10 June 2022

To:         Maples and Calder

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

Ensco International Ltd. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the "Opinion"). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as most recently amended on 10 May 2021 remain in full force and effect.

2	The written resolutions of the board of directors of the Company dated 30 April 2021 (the "Resolutions") were signed by all the directors in the manner prescribed in the Memorandum and Articles of Association of the Company, including as to the disclosure of any director's interests in the Transaction Documents, and the Resolutions have not been amended, varied or revoked in any respect.

3	The member(s) of the Company (the "Members") have not restricted or limited the powers of the directors of the Company in any way.

4	The directors of the Company on the dates that the Resolutions were passed and at the date of this certificate were and are as follows: (i) Peter Wilson; (ii) Stephen L. Mooney; and (iii) Jonathan P. Cross.

5	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent Certificate issued in respect of the Company was prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

6	The Company has not created any charges over any of its property or assets other than as contemplated by the Transaction Documents or entered in its register of charges as maintained pursuant to section 162 of the Act.

7	The Company has entered into the Transaction Documents for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

8	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

9	Each director of the Company considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any other jurisdiction. Nor have the directors and/or the Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11	The Company has at no time had employees.

12	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

13	With respect to the written consents by which the Resolutions were passed, all or a majority of the directors of the Company who signed them were situated in the United Kingdom when signing such written consents.

[The remainder of this page has been intentionally left blank; signature page follows]

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Peter Wilson

Name:	Peter Wilson

Title:	Director

[Signature page to director's certificate of Ensco International Ltd. addressed to Maples and Calder]

Ensco Management Corp.

Flemming House, P.O. Box 662, Road Town, Tortola, British Virgin Islands

Date:10 June 2022

To:         Maples and Calder

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

Ensco Management Corp. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the "Opinion"). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as most recently amended on 10 May 2021 remain in full force and effect.

2	The written resolutions of the board of directors of the Company dated 30 April 2021 (the "Resolutions") were signed by all the directors in the manner prescribed in the Memorandum and Articles of Association of the Company, including as to the disclosure of any director's interests in the Transaction Documents, and the Resolutions have not been amended, varied or revoked in any respect.

3	The member(s) of the Company (the "Members") have not restricted or limited the powers of the directors of the Company in any way.

4	The directors of the Company on the dates that the Resolutions were passed and at the date of this certificate were and are as follows: (i) Stephen L. Mooney; (ii) Abhay M. Shetty; and (iii) Nicolas Jaciuk.

5	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent Certificate issued in respect of the Company was prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

6	The Company has not created any charges over any of its property or assets other than as contemplated by the Transaction Documents or entered in its register of charges as maintained pursuant to section 162 of the Act.

7	The Company has entered, or will enter, into the Transaction Documents for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

8	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

9	Each director of the Company considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any other jurisdiction. Nor have the directors and/or the Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11	The Company has at no time had employees.

12	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

[The remainder of this page has been intentionally left blank; signature page follows]

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Abhay M. Shetty

Name:	Abhay M. Shetty

Title:	Director

[Signature page to director's certificate of Ensco Management Corp. addressed to Maples and Calder]

Pride Global II Ltd.

Flemming House, P.O. Box 662, Road Town, Tortola, British Virgin Islands

Date:10 June 2022

To:         Maples and Calder

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

Pride Global II Ltd. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the "Opinion"). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as most recently amended on 9 February 2021 remain in full force and effect.

2	The written resolutions of the board of directors of the Company dated 30 April 2021 (the "Resolutions") were signed by all the directors in the manner prescribed in the Memorandum and Articles of Association of the Company, including as to the disclosure of any director's interests in the Transaction Documents, and the Resolutions have not been amended, varied or revoked in any respect.

3	The member(s) of the Company (the "Members") have not restricted or limited the powers of the directors of the Company in any way.

4	The directors of the Company on the dates that the Resolutions were passed and at the date of this certificate were and are as follows: (i) Kevin Klein; (ii) Stephen L. Mooney; and (iii) Nicolas Jaciuk.

5	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent Certificate issued in respect of the Company was prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

6	The Company has not created any charges over any of its property or assets other than as contemplated by the Transaction Documents or entered in its register of charges as maintained pursuant to section 162 of the Act.

7	The Company has entered, or will enter, into the Transaction Documents for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

8	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

9	Each director of the Company considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any other jurisdiction. Nor have the directors and/or the Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11	The Company has at no time had employees.

12	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

[The remainder of this page has been intentionally left blank; signature page follows]

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Kevin Klein

Name:	Kevin Klein

Title:	Director

[Signature page to director's certificate of Pride Global II Ltd. addressed to Maples and Calder]

Ensco Global IV Ltd.

Flemming House, P.O. Box 662, Road Town, Tortola, British Virgin Islands

Date:10 June 2022

To:         Maples and Calder

Kingston Chambers

PO Box 173

Road Town

Tortola

British Virgin Islands

Ensco Global IV Ltd. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the "Opinion"). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles of Association of the Company as most recently amended on 10 May 2021 remain in full force and effect.

2	The written resolutions of the board of directors of the Company dated 30 April 2021 (the "Resolutions") were signed by all the directors in the manner prescribed in the Memorandum and Articles of Association of the Company, including as to the disclosure of any director's interests in the Transaction Documents, and the Resolutions have not been amended, varied or revoked in any respect.

3	The member(s) of the Company (the "Members") have not restricted or limited the powers of the directors of the Company in any way.

4	The directors of the Company on the dates that the Resolutions were passed and at the date of this certificate were and are as follows: (i) Stephen L. Mooney; (ii) Jacques H. Eychenne; and (iii) Nicolas Jaciuk.

5	The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent Certificate issued in respect of the Company was prepared was prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

6	The Company has not created any charges over any of its property or assets other than as contemplated by the Transaction Documents or entered in its register of charges as maintained pursuant to section 162 of the Act.

7	The Company has entered, or will enter, into the Transaction Documents for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

8	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

9	Each director of the Company considers the transactions contemplated by the Transaction Documents to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any other jurisdiction. Nor have the directors and/or the Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

11	The Company has at no time had employees.

12	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

[The remainder of this page has been intentionally left blank; signature page follows]

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Nicolas Jaciuk

Name:	Nicolas Jaciuk

Title:	Director

[Signature page to director's certificate of Ensco Global IV Ltd. addressed to Maples and Calder]